UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 17, 2009

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01	Other Events

On September 17, 2009, the Company issued a press release announcing the commencement of cash tender offers for any and all of its outstanding $215 million aggregate principal amount of floating rate senior notes due 2011 and $300 million aggregate principal amount of 8 ½% senior notes due 2011, a copy of which press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

           On September 17, 2009, the Company issued a press release announcing its intention to offer privately senior secured notes that are expected to generate approximately $530 million in gross proceeds, a copy of which press release is attached to this current report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1
Press release issued by the Company on September 17, 2009 announcing the commencement of cash tender offers for any and all of its outstanding $215 million aggregate principal amount floating rate senior notes due 2011 and $300 million aggregate principal amount 8½% senior notes due 2011.

99.2	Press release issued by the Company on September 17, 2009 announcing its intention to offer privately senior secured notes that are expected to generate approximately $530 million in gross proceeds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: September 18, 2009	By:	/s/Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel and Secretary